Exhibit 99.1
NEWS RELEASE

Advance Auto Parts Reports First Quarter 2018 Results
First Quarter Net Sales of $2.9B; Gross Profit of $1.3B
Operating Income Increased 10.3% to $198.2M, Adjusted Operating Income Increased 9.3% to $224.1M
Diluted EPS Increased 26.0% to $1.84; Adjusted EPS Increased 31.3% to $2.10
ROANOKE, Va., May 22, 2018 - Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider in North America, that serves both professional installer and do-it-yourself customers, today announced its financial results for the first-quarter ended April 21, 2018.

“We are pleased to report another quarter of operational improvement as we begin the second year of our five-year plan. Through the commitment of our entire team and a relentless focus on execution, we were able to deliver operating margin expansion and double-digit EPS growth in the first quarter. In addition, we have taken a disciplined approach to significantly improve both working capital and cash generation. Our first quarter performance reinforces our commitment to making consistent progress on the transformation of Advance, strengthening our Customer Value Proposition and driving increased value for our shareholders," said Tom Greco, President and Chief Executive Officer.

First Quarter Performance Summary

	Sixteen Weeks Ended
Favorable/(Unfavorable)	April 21, 2018		April 22, 2017
Net Sales (in millions)	$2,873.8		$2,890.8
change in Sales	(0.6%)

Comp Store Sales %	(0.8%)		(2.7%)

Gross Profit (in millions)	$1,272.3		$1,270.7
Gross Profit Margin (% net sales)	44.3%		44.0%
change in Gross Margin	32	bps

SG&A (in millions)	$1,074.0		$1,090.9
SG&A (% net sales)	37.4%		37.7%
change in SG&A	36	bps

Adjusted SG&A (in millions) (a)	$1,048.2		$1,065.8
Adjusted SG&A (% net sales)	36.5%		36.9%
change in Adjusted SG&A	39	bps

Operating Income (in millions)	$198.2		$179.8
Operating Income Margin (% net sales)	6.9%		6.2%
change in Operating Income Margin	68	bps

Adjusted Operating Income (in millions) (a)	$224.1		$204.9
Adjusted Operating Income Margin (% net sales)	7.8%		7.1%
change in Adjusted Operating Income Margin	71	bps

Diluted EPS	$1.84		$1.46
Adjusted EPS (a)	$2.10		$1.60

Average Diluted Shares (in thousands)	74,205		74,093

(a)	For a better understanding of the Company's adjusted results, refer to the reconciliation of non-GAAP adjustments in the accompanying financial tables in this press release.

First Quarter 2018 Highlights

Total net sales for the first quarter were $2.9 billion, a 0.6% decrease versus the prior-year period. Comparable store sales for the first quarter decreased 0.8%.

The Company's Gross Profit margin increased 32 basis points in the first quarter to 44.3% from 44.0% in the first quarter of the prior year. The increase was primarily driven by a reduction in material costs and related items.

Adjusted SG&A was 36.5% of net sales in the first quarter, a 39 basis point improvement from the first quarter 2017. Continued progress in expense management initiatives during the quarter, including third-party fee reductions and lower travel costs, were partially offset by higher utilities and rent expenses. The Company's GAAP SG&A was 37.4% of net sales, 36 basis points favorable for the first quarter versus 37.7% for the comparable prior-year period.

The Company's Adjusted Operating Income was $224.1 million, 7.8% of net sales for the quarter. This represented an increase of 71 basis points versus the prior-year period, driven by the increase in gross profit, as well as a decrease in SG&A from the expense management initiatives described above. On a GAAP basis, the Company's Operating Income was $198.2 million, 6.9% of net sales, an increase of 68 basis points.

As a result of the recently signed Tax Cut and Jobs Act, which lowered the federal tax rate, the Company's effective tax rate in the first quarter was 24.5%, compared to 35.0% in the previous prior-year first quarter. The Company's Adjusted EPS was $2.10 for the quarter, an increase of 31.3% compared the first quarter of the prior year. On a GAAP basis, the Company's diluted EPS increased 26.0% to $1.84.

Operating cash flow was $154.0 million in the first quarter 2018 versus $35.1 million in the same period 2017. Free cash flow in the quarter was $119.5 million compared to negative $30.2 million. These increases were primarily driven by improved net income and the optimization of working capital.

Dividend

On May 15, 2018, the Company's Board of Directors declared a regular quarterly cash dividend of $0.06 per share to be paid on July 6, 2018 to all common stockholders of record as of June 22, 2018.

Investor Conference Call

The Company will detail its results for the first quarter 2018 via a webcast scheduled to begin at 8 a.m. Eastern Time on Tuesday, May 22, 2018. The webcast will be accessible via the Investor Relations page of the Company's website (www.AdvanceAutoParts.com).

For individuals unable to access the webcast, the event will be available by dialing (844) 877-5989 and referencing conference identification number 1967709. A replay of the conference call will be available on the Company's website for one year.

About Advance Auto Parts

Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installer and do-it-yourself customers. As of April 21, 2018, Advance operated 5,044 stores and 131 Worldpac branches and employed approximately 71,000 Team Members in the United States, Canada, Puerto Rico and the U.S. Virgin Islands. The Company also serves 1,225 independently owned Carquest branded stores across these locations in addition to Mexico and the Bahamas, Turks and Caicos, British Virgin Islands and Pacific Islands. Additional information about the Company, including employment opportunities, customer services, and online shopping for parts, accessories and other offerings can be found at www.AdvanceAutoParts.com.

Investor Relations Contact:	Media Contact:
Elisabeth Eisleben	Kevin Nash
T: (919) 227-5466	T: (866) 463-4512
E: invrelations@advanceautoparts.com	E: kevin.nash@advance-auto.com

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events or developments, and typically use words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “forecast,” “guidance,” “outlook” or “estimate.” These forward-looking statements include, but are not limited to, key assumptions for future financial performance including net sales, store growth, comparable store sales, gross profit rate, SG&A, adjusted operating income, income tax rate, integration and transformation costs, adjusted operating income rate targets, capital expenditures, inventory levels and free cash flow; statements regarding expected growth and future performance of Advance Auto Parts, Inc. (the “Company”); statements regarding enhancements to shareholder value, strategic plans or initiatives, growth or profitability, productivity targets and all other statements that are not statements of historical facts. These statements are based upon assessments and assumptions of management in light of historical results and trends, current conditions and potential future developments that often involve judgment, estimates, assumptions and projections. Forward-looking statements reflect current views about our plans, strategies and prospects, which are based on information currently available as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Please refer to the “Risk Factors” section of the annual report on Form 10-K for the fiscal year ended December 30, 2017, and other filings made by the Company with the Securities and Exchange Commission for additional risk factors that could materially affect the Company’s actual results. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements. We intend for any forward-looking statements to be covered by, and we claim the protection under, the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 21, 2018	December 30, 2017

Assets

Current assets:
Cash and cash equivalents	$639,143	$546,937
Receivables, net	620,378	606,357
Inventories	4,230,473	4,168,492
Other current assets	127,522	105,106
Total current assets	5,617,516	5,426,892

Property and equipment, net	1,358,397	1,394,138
Goodwill	993,461	994,293
Intangible assets, net	583,346	597,674
Other assets, net	62,233	69,304
	$8,614,953	$8,482,301

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$2,890,317	$2,894,582
Accrued expenses	543,343	533,548
Other current liabilities	46,479	51,967
Total current liabilities	3,480,139	3,480,097

Long-term debt	1,044,755	1,044,327
Deferred income taxes	310,686	303,620
Other long-term liabilities	232,752	239,061
Total stockholders' equity	3,546,621	3,415,196
	$8,614,953	$8,482,301

NOTE: These preliminary condensed consolidated balance sheets have been prepared on a basis consistent with our previously prepared balance sheets filed with the Securities and Exchange Commission, but do not include the footnotes required by generally accepted accounting principles, or GAAP, for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Sixteen Weeks Ended
	April 21, 2018	April 22, 2017

Net sales	$2,873,848	$2,890,838
Cost of sales	1,601,564	1,620,154
Gross profit	1,272,284	1,270,684
Selling, general and administrative expenses	1,074,043	1,090,904
Operating income	198,241	179,780
Other, net:
Interest expense	(17,682)	(18,430)
Other income, net	458	4,813
Total other, net	(17,224)	(13,617)
Income before provision for income taxes	181,017	166,163
Provision for income taxes	44,290	58,203
Net income	$136,727	$107,960

Basic earnings per share	$1.85	$1.46
Average shares outstanding	73,979	73,782

Diluted earnings per share	$1.84	$1.46
Average diluted shares outstanding	74,205	74,093

NOTE: These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with our previously prepared statements of operations filed with the Securities and Exchange Commission, but do not include the footnotes required by GAAP for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Sixteen Weeks Ended
	April 21, 2018	April 22, 2017

Cash flows from operating activities:
Net income	$136,727	$107,960
Depreciation and amortization	71,692	77,430
Share-based compensation	7,642	12,374
Provision (benefit) for deferred income taxes	7,340	(7,704)
Other non-cash adjustments to net income	3,880	1,974
Net change in:
Receivables, net	(14,012)	(42,207)
Inventories	(64,369)	(89,384)
Accounts payable	(2,948)	(36,710)
Accrued expenses	20,765	20,293
Other assets and liabilities, net	(12,747)	(8,945)
Net cash provided by operating activities	153,970	35,081
Cash flows from investing activities:
Purchases of property and equipment	(34,474)	(65,279)
Proceeds from sales of property and equipment	530	947
Other, net	—	193
Net cash used in investing activities	(33,944)	(64,139)
Cash flows from financing activities:
(Decrease) increase in bank overdrafts	(12,101)	8,490
Net payments on credit facilities	—	30,000
Dividends paid	(8,930)	(8,902)
Proceeds from the issuance of common stock	754	1,036
Tax withholdings related to the exercise of stock appreciation rights	(93)	(5,707)
Repurchase of common stock	(5,223)	(3,121)
Other, net	(1,164)	(1,924)
Net cash (used in) provided by financing activities	(26,757)	19,872
Effect of exchange rate changes on cash	(1,063)	95

Net increase (decrease) in cash and cash equivalents	92,206	(9,091)
Cash and cash equivalents, beginning of period	546,937	135,178
Cash and cash equivalents, end of period	$639,143	$126,087

NOTE: These preliminary condensed consolidated statements of cash flows have been prepared on a consistent basis with previously prepared statements of cash flows filed with the Securities and Exchange Commission, but do not include the footnotes required by GAAP for complete financial statements.

Reconciliation of Non-GAAP Financial Measures

The Company's financial results include certain financial measures not derived in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Non-GAAP financial measures should not be used as a substitute for GAAP financial measures, or considered in isolation, for the purpose of analyzing our operating performance, financial position or cash flows. We have presented these non-GAAP financial measures as we believe that the presentation of our financial results that exclude (1) non-operational expenses associated with the integration of General Parts International, Inc. ("GPI") and store closure and consolidation costs; (2) non-cash charges related to the acquired GPI intangibles; and (3) transformation expenses under our strategic business plan, is useful and indicative of our base operations because the expenses vary from period to period in terms of size, nature and significance and/or relate to the integration of GPI and store closure and consolidation activity in excess of historical levels. These measures assist in comparing our current operating results with past periods and with the operational performance of other companies in our industry. The disclosure of these measures allows investors to evaluate our performance using the same measures management uses in developing internal budgets and forecasts and in evaluating management’s compensation. Included below is a description of the expenses we have determined are not normal, recurring cash operating expenses necessary to operate our business and the rationale for why providing these measures is useful to investors as a supplement to the GAAP measures.

GPI Integration Expenses - We acquired GPI for $2.08 billion in 2014 and are in the midst of a multi-year plan to integrate the operations of GPI with AAP. This includes the integration of product brands and assortments, supply chain and information technology. The integration is being completed in phases and the nature and timing of expenses will vary from quarter to quarter over several years. The integration of product brands and assortments was primarily completed in 2015, which our focus then shifted to integrating the supply chain and information technology systems. Due to the size of the acquisition, we consider these expenses to be outside of our base business. Therefore, we believe providing additional information in the form of non-GAAP measures that exclude these costs is beneficial to the users of our financial statements in evaluating the operating performance of our base business and our sustainability once the integration is completed.

Store Closure and Consolidation Expenses - Store closure and consolidation expenses consist of expenses associated with our plans to convert and consolidate the Carquest stores acquired from GPI. The conversion and consolidation of the Carquest stores is a multi-year process that began in 2014. As of April 21, 2018, 348 Carquest stores acquired from GPI had been consolidated into existing Advance Auto Parts (“AAP”) stores and 423 stores had been converted to the AAP format. While periodic store closures are common, these closures represent a major program outside of our typical market evaluation process. We believe it is useful to provide additional non-GAAP measures that exclude these costs to provide investors greater comparability of our base business and core operating performance. We also continue to have store closures that occur as part of our normal market evaluation process and have not excluded the expenses associated with these store closures in computing our non-GAAP measures.

Transformation Expenses - We expect to recognize a significant amount of transformation expenses over the next several years as we transition from integration of our Advance Auto Parts and Carquest US ("AAP/CQUS") businesses to a plan that involves a more holistic and integrated transformation of the entire Company across all four banners, including Worldpac and Autopart International ("AI"). These expenses will include, but not be limited to, restructuring costs, third-party professional services and other significant costs to integrate and streamline our operating structure across the enterprise. We focused our initial transformation efforts on our AAP/CQUS field structure in 2017 and are reviewing other areas throughout the Company, such as supply chain and information technology.

Reconciliation of Adjusted Net Income and Adjusted EPS:
	Sixteen Weeks Ended
(in thousands, except per share data)	April 21, 2018	April 22, 2017
Net income (GAAP)	$136,727	$107,960
SG&A adjustments:
GPI integration and store consolidation costs	2,222	12,865
GPI amortization of acquired intangible assets	11,716	12,279
Transformation expenses	11,880	—
Other income adjustment (a)	—	(8,375)
Provision for income taxes on adjustments (b)	(6,454)	(6,372)
Adjusted net income (Non-GAAP)	$156,091	$118,357

Diluted earnings per share (GAAP)	$1.84	$1.46
Adjustments, net of tax	0.26	0.14
Adjusted EPS (Non-GAAP)	$2.10	$1.60

(a)	The adjustment to Other income for the sixteen weeks ended April 22, 2017 relates to income recognized from an indemnification agreement associated with the acquisition of General Parts.

(b)	The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate in effect for the respective non-GAAP adjustments.

Reconciliation of Adjusted Selling, General and Administrative Expenses:
	Sixteen Weeks Ended
(in thousands)	April 21, 2018	April 22, 2017
SG&A (GAAP)	$1,074,043	$1,090,904
SG&A adjustments	(25,818)	(25,144)
Adjusted SG&A (Non-GAAP)	$1,048,225	$1,065,760

Reconciliation of Adjusted Operating Income:
	Sixteen Weeks Ended
(in thousands)	April 21, 2018	April 22, 2017
Operating income (GAAP)	$198,241	$179,780
SG&A adjustments	25,818	25,144
Adjusted operating income (Non-GAAP)	$224,059	$204,924

Reconciliation of Free Cash Flow:
	Sixteen Weeks Ended
(In thousands)	April 21, 2018	April 22, 2017
Cash flows from operating activities	$153,970	$35,081
Purchases of property and equipment	(34,474)	(65,279)
Free cash flow	$119,496	$(30,198)

NOTE: Management uses free cash flow as a measure of our liquidity and believes it is a useful indicator to stockholders of our ability to implement our growth strategies and service our debt. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in our condensed consolidated statement of cash flows.

Adjusted Debt to Adjusted EBITDAR:
	Four Quarters Ended
(In thousands, except adjusted debt to adjusted EBITDAR ratio)	April 21, 2018	December 30, 2017
Total debt	$1,044,930	$1,044,677
Add: Capitalized lease obligations (six times rent expense)	3,211,878	3,189,756
Adjusted debt	4,256,808	4,234,433

Operating income	588,673	570,212
Add: Adjustments (a)	77,869	76,632
Depreciation and amortization	243,522	249,260
Adjusted EBITDA	910,064	896,104
Rent expense (less favorable lease amortization of $1,260 and $1,864)	535,313	531,626
Share-based compensation	30,535	35,267
Adjusted EBITDAR	$1,475,912	$1,462,997

Adjusted Debt to Adjusted EBITDAR	2.9	2.9

(a)
The adjustments to the four quarters ended April 21, 2018 include General Parts integration, store consolidation costs and transformation expenses of $77.9 million. The adjustments to the four quarters ended December 30, 2017 include General Parts integration and store consolidation costs of $76.6 million.

NOTE: Management believes its Adjusted Debt to Adjusted EBITDAR ratio (“leverage ratio”) is a key financial metric for debt securities, as reviewed by rating agencies, and believes its debt levels are best analyzed using this measure. The Company’s goal is to maintain a 2.5 times leverage ratio and investment grade rating. The Company's credit rating directly impacts the interest rates on borrowings under its existing credit facility and could impact the Company's ability to obtain additional funding. If the Company was unable to maintain its investment grade rating this could negatively impact future performance and limit growth opportunities. Similar measures are utilized in the calculation of the financial covenants and ratios contained in the Company's financing arrangements. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net earnings, net earnings or debt as determined in accordance with GAAP. The Company adjusts the calculation to remove rent expense and capitalize the Company’s existing operating leases to provide a more meaningful comparison with the Company’s peers and to account for differences in debt structures and leasing arrangements. The use of a multiple of rent expense to calculate the adjustment for capitalized operating lease obligations is a commonly used method of estimating the debt the Company would record for its leases that are classified as operating if they had met the criteria for a capital lease or the Company had purchased the property. The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

Store Information:

During the sixteen weeks ended April 21, 2018, 7 stores and branches were opened and 15 were closed or consolidated, resulting in a total of 5,175 stores and branches as of April 21, 2018, compared to a total of 5,183 stores and branches as of December 30, 2017.